UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020 (May 13, 2020)

Intelsat S.A.

(Exact Name Of Registrant As Specified In Its Charter)

Grand Duchy of Luxembourg	001-35878	98-1009418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 rue Albert Borschette Luxembourg Grand Duchy of Luxembourg L-1246
(Address of principal executive offices)

+352 27-84-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares, nominal value $0.01 per share	I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03.	Bankruptcy or Receivership.

Chapter 11 Filing

On May 13, 2020, Intelsat S.A. (the “Company”) and certain of its subsidiaries (such subsidiaries, each a “Debtor,” and together with the Company, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). The Debtors filed a motion with the Bankruptcy Court seeking to jointly administer the Chapter 11 Cases under the caption “In re: Intelsat S.A., et al.”

No trustee has been appointed and each Debtor will continue to operate its business as a “debtor-in-possession” (DIP) subject to the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Debtors expect to continue their operations in the ordinary course of business during the pendency of the Chapter 11 Cases. To ensure ordinary course operations, the Debtors have filed motions seeking orders from the Bankruptcy Court approving a variety of “first day” motions.

DIP Financing

On May 13, 2020 and prior to the commencement of the Chapter 11 Cases, the Company entered into a commitment letter (the “Commitment Letter”) with certain parties (the “Commitment Parties”) pursuant to which, and subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court, the Commitment Parties have agreed to backstop a non-amortizing multiple draw super-priority senior secured debtor-in-possession term loan facility (the “DIP Facility”) in an aggregate principal amount of $1.0 billion.

The terms and conditions of the DIP Facility are set forth in the form Superpriority Secured Debtor In Possession Credit Agreement attached to the Commitment Letter. The DIP Facility is expected to include conditions precedent, representations and warranties, affirmative and negative covenants and events of default customary for financings of this type and size. The proceeds of all or a portion of the proposed DIP Facility may be used for, among other things, general corporate purposes, including working capital and permitted acquisitions, administrative costs, premiums, expenses and fees of the transactions contemplated by the Chapter 11 Cases, for the potential payment of C-Band spectrum relocation costs, for payment of court approved adequate protection obligations and other such purposes consistent with the proposed DIP Facility.

The foregoing description of the proposed DIP Facility does not purport to be complete and is qualified in its entirety by reference to the final, executed Commitment Letter, a copy of which is attached to this Form 8-K as Exhibit 99.1, and the final DIP credit agreement, as may be approved by the Bankruptcy Court.

Item 2.04.	Triggering Events That Accelerate/Increase Direct Financial Obligation or Off-Balance Sheet Arrangement Obligation.

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated certain of the Debtors’ obligations under the following debt instruments (the “Debt Instruments”) as of such filing on May 13, 2020:

•	$3.1 billion in aggregate principal amount of first lien term loans, consisting of (i) a $2.0 billion floating rate first lien term loan; (ii) a $395.0 million floating rate first lien term loan; and (iii) a $700.0 million fixed rate first lien term loan, pursuant to the Credit Agreement, dated as of January 12, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Jackson, as borrower, Intelsat Connect Finance S.A. (“ICF”), as holdings and successor to Intelsat (Luxembourg) S.A. (“LuxCo”), the lenders party thereto from time to time, Bank of America, N.A., as administrative agent (“Bank of America”), and the other agent parties party thereto.

•	$490.0 million in aggregate principal amount of the 9.50% Senior Secured Notes due 2022 issued pursuant to the Indenture, dated as of June 30, 2016, by and among Intelsat Jackson Holdings S.A. (“Jackson”), the guarantors party thereto and Wilmington Trust, National Association (“Wilmington Trust”), as trustee;

•	$1.3 billion in aggregate principal amount of the 8.00% Senior Secured Notes due 2024 issued pursuant to the Indenture, dated as of March 29, 2016, by and among Jackson, the guarantors party thereto and Wilmington Trust, as trustee;

•	$2.0 billion in aggregate principal amount of the 5.50% Senior Notes due 2023 issued pursuant to the Indenture, dated as of June 5, 2013, by and among Jackson, the guarantors party thereto and U.S. Bank National Association, a national banking association (“U.S. Bank”), as trustee and successor to Wells Fargo Bank, National Association (“Wells Fargo”);

•	$3.0 billion in aggregate principal amount of the 8.50% Senior Notes due 2024 issued pursuant to the Indenture, dated as of September 19, 2018, by and among Jackson, the guarantors party thereto and U.S. Bank, as trustee;

•	$1.9 billion in aggregate principal amount of the 9.75% Senior Notes due 2025 issued pursuant to the Indenture, dated as of July 5, 2017, by and among Jackson, the guarantors party thereto and U.S. Bank, as trustee;

•	$1.3 billion in aggregate principal amount of the 9.50% Senior Notes due 2023 issued pursuant to the Indenture, dated as of August 16, 2018, by and among ICF, the guarantors party thereto and U.S. Bank, as trustee;

•	$421.2 million in aggregate principal amount of the 7.75% Senior Notes due 2021 issued pursuant to the Indenture, dated as of April 5, 2013, by and among LuxCo, the guarantors party thereto and U.S. Bank, as trustee and successor to Wells Fargo;

•	$1.0 billion in aggregate principal amount of the 8.125% Senior Notes due 2023 issued pursuant to the Indenture, dated as of April 5, 2013, by and among LuxCo, the guarantors party thereto and U.S. Bank, as trustee and successor to Wells Fargo;

•	$403.4 million in aggregate principal amount of 12.50% Senior Notes due 2024 issued pursuant to the Indenture, dated as of January 6, 2017, by and among LuxCo, the guarantors party thereto and U.S. Bank, as trustee; and

•	$402.5 million in aggregate principal amount of 4.50% Convertible Senior Notes due 2025 pursuant to the Indenture, dated as of June 18, 2018, by and among the Company, Intelsat Envision Holdings LLC, as guarantor, and U.S. Bank, as trustee.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal, accrued and unpaid interest and certain other amounts due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01.	Regulation fd disclosure.

Release of Certain Parent Guarantees

On May 13, 2020, each of the Company, Intelsat Investment Holdings S.à.r.l., Intelsat Holdings S.A., Intelsat Investments S.A., LuxCo and Intelsat Connect Finance S.A. voluntarily released its obligations with respect to its respective guarantees under (1) the Indenture, dated as of June 5, 2013, by and among Jackson, the guarantors party thereto and U.S. Bank, as trustee and successor to Wells Fargo, governing the Jackson’s 5.50% Senior Notes due 2023, (2) the Indenture, dated as of September 19, 2018, by and among Jackson, the guarantors party thereto and U.S. Bank, as trustee, governing Jackson’s 8.50% Senior Notes due 2024, (3) the Indenture, dated as of July 5, 2017, by and among Jackson, the guarantors party thereto and U.S. Bank, as trustee, governing Jackson’s 9.75% Senior Notes due 2025. Further, each of Company, Intelsat Investment Holdings S.à.r.l., Intelsat Holdings S.A. and Intelsat Investments S.A. voluntarily released its obligations with respect to its respective guarantees under (1) the Indenture, dated as of April 5, 2013, by and among LuxCo, the guarantors party thereto and U.S. Bank, as trustee and successor to Wells Fargo, governing LuxCo’s 7.75% Senior Notes due 2021 and (2) the Indenture, dated as of April 5, 2013, by and among LuxCo, the guarantors party thereto and U.S. Bank, as trustee and successor to Wells Fargo, governing LuxCo’s 8.125% Senior Notes due 2023.

Press Release

In connection with the filing of the Chapter 11 Cases, the Company issued a press release on May 13, 2020, a copy of which is attached to this Form 8-K as Exhibit 99.2.

Cleansing Material

Prior to the filing of the Chapter 11 Cases, the Company entered into confidentiality agreements (collectively, the “NDAs”) in which the Company agreed to publicly disclose certain information, including material non-public information thereunder (the “Cleansing Materials”), upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Materials is attached to this Form 8-K as Exhibit 99.3.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claim agent Stretto at https://cases.stretto.com/intelsat, by calling 855-489-1434 (toll-free), or by sending an email to intelsatinquiries@stretto.com.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01.	Other items.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Further, the Cleansing Materials described above were not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Materials include certain potential values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections by any third party, the Company or its subsidiaries and should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of the Cleansing Materials or the ultimate outcome of any potential restructuring transaction, and none of them undertakes any obligation to publicly update the Cleansing Materials to reflect circumstances existing after the date when the Cleansing Materials were prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Materials are shown to be in error.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates and may include, for example, statements regarding the Chapter 11 Cases, the DIP Financing, the Company’s ability to consummate and complete a plan of reorganization and its ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to successfully complete a restructuring under Chapter 11, including: consummation of a plan of reorganization; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; objections to the Company’s recapitalization process, DIP Facility, or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Facility and other financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of any plan of reorganization and the DIP Facility, and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate a plan of reorganization or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; interference with the Company’s ability to interact with its regulators, including the U.S. Federal Communications Commission (the “FCC”) and compliance with FCC orders, and other litigation and inherent risks involved in a bankruptcy process.

Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

99.1	DIP Commitment Letter.

99.2	Press Release, dated May 13, 2020.

99.3	Cleansing Materials.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: May 14, 2020	By:	/s/ Michelle Bryan
	Name:	Michelle Bryan
	Title:	Executive Vice President, General Counsel, Chief Administrative Officer and Secretary